                                                                EXHIBIT 11



                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                             Three Months
                                                Ended
                                               March 31,                 Year Ended December 31,
                                            ---------------      ----------------------------------------
                                            1996       1995      1995     1994      1993     1992    1991
                                            ----       ----      ----     ----      ----     ----    ----
PRO FORMA(1):
  Weighted average number of
    common and common equivalent
    shares outstanding:
    Common stock........................                                  2,682    2,336    2,314    2,166
    Assumed conversion of
      preferred stock...................                                  5,474    5,964    6,250    6,250
    Common equivalent shares
      resulting from stock options
      (treasury stock method)...........                                    784      570      536      494
                                                                         ------   ------   ------   ------
        Subtotal........................                                  8,940    8,870    9,100    8,910

    Cheap stock (treasury
      stock method).....................                                    140      140      140      140
                                                                         ------   ------   ------   ------
        Total...........................                                  9,080    9,010    9,240    9,050
                                                                         ======   ======   ======   ======
    Pro forma income per
      common and common
      equivalent share:
      Income before cumulative
        effect of change in
        accounting......................                                 $  .25   $  .19

      Cumulative effect.................                                     --      .06
                                                                         ------   ------
      Net income........................                                 $  .25   $  .25
                                                                         ======   ======

HISTORICAL -- PRIMARY:
  Weighted average number of
    common and common equivalent
    shares outstanding:
    Common stock........................   13,519     11,766    11,978    2,682    2,336    2,314    2,166
    Assumed conversion of
      preferred stock...................       --         --        --      410      410      410      410
    Common equivalent shares
      resulting from stock
      options and warrants
      (treasury stock method)...........      783        748       704      729      570      536       --
                                           ------     ------    ------   ------   ------   ------   ------
        Subtotal........................   14,302     12,514    12,682    3,821    3,316    3,260    2,576
    Cheap stock (treasury
      stock method).....................       --         --        --      140      140      140      140
                                           ------     ------    ------   ------   ------   ------   ------
        Total...........................   14,302     12,514    12,682    3,961    3,456    3,400    2,716
                                           ======     ======    ======   ======   ======   ======   ======
    Net income (loss) applicable
      to common stock...................   $2,551     $1,117    $5,812   $1,898   $1,772   $  724   $  (20)
                                           ======     ======    ======   ======   ======   ======   ======
  Income (loss) per common and
    common equivalent share:
    Income (loss) before cumulative
      effect of change in accounting
      and extraordinary item...........    $  .18     $  .09    $  .46   $   48   $  .35   $  .09   $ (.06)
    Extraordinary item.................        --         --        --       --       --      .12      .05
    Cumulative effect..................        --         --        --       --      .16       --       --
                                           ------     ------    ------   ------   ------   ------   ------
      Net income (loss)................    $  .18     $  .09    $  .46   $   48   $  .51   $  .21   $ (.01)
                                           ======     ======    ======   ======   ======   ======   ======

- ----------
(1) 1995 and 1996 share and per share data is actual.

                    SECURITY DYNAMICS TECHNOLOGIES, INC.
                              AND SUBSIDIARIES

        COMPUTATION OF INCOME (LOSS) PER COMMON SHARE -- Continued
                    (In thousands except per share data)


                                                   Three Months
                                                  Ended March 31,                       Year Ended December 31,
                                                 -----------------         --------------------------------------------------
                                                 1996         1995         1995       1994        1993        1992        1991
                                                 ----         ----         ----       ----        ----        ----        ----

HISTORICAL -- FULLY DILUTED:
  Weighted average number of common
    and common equivalent shares
    outstanding:

    Common stock.............................    13,519     11,766       11,978       2,682       2,336       2,314       2,166
    Assumed conversion of preferred stock....        --         --           --       5,474       5,964       6,250       6,250
    Common equivalent shares resulting
      from stock options (treasury stock
      method)................................       783        756          758         828         602         536         718
                                                -------    -------      -------      ------      ------      ------      ------
        Subtotal.............................    14,302     12,522       12,736       8,984       8,902       9,100       9,134
    Cheap stock (treasury stock method)......        --         --           --         140         140         140         140
                                                -------    -------      -------      ------      ------      ------      ------
        Total................................    14,302     12,522       12,736       9,124       9,042       9,240       9,274
                                                =======    =======      =======      ======      ======      ======      ======
  Fully diluted income per common and
    common equivalent share:
    Income before cumulative effect of change
      in accounting and extraordinary item...   $   .18    $   .09      $   .46      $  .25      $  .19      $  .09      $  .03
     Extraordinary item......................        --         --           --          --          --         .04         .02
     Cumulative effect.......................        --         --           --          --         .06          --          --
                                                -------    -------      -------      ------      ------      ------      ------
       Net income............................   $   .18    $   .09      $   .46      $  .25      $  .25      $  .13      $  .05
                                                =======    =======      =======      ======      ======      ======      ======

- ------------------------------
(1) 1995 and 1996 share and per share data is actual.